UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):April 29, 2024

ROTH CH ACQUISITION CO.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40959	98-1601095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 Collins Avenue; Suite 402

Miami Beach, FL 33141

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 720-7133

TKB Critical Technologies 1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	USTUF	Not applicable
Class A ordinary shares, par value $0.0001 per share	USCTF	Not applicable
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	USTWF	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Roth CH Acquisition Co., the “Company”) held an extraordinary general meeting of shareholders (the “General Meeting”) at 9:30 a.m. Eastern Time on April 29, 2024 for the purposes of considering and voting upon:

●	A proposal, by special resolution, to amend and restate the Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum”) to remove the provisions applicable to special purpose acquisition companies including the requirement to redeem and cancel 100% of the Company’s Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”) following distribution of the funds held in the Company’s trust account (the “Amendment Proposal”); and

●	A proposal, as an ordinary resolution, to approve the adjournment of the general meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the proposals (ii) if the Board determines before the general meeting that it is not necessary or no longer desirable to proceed with the proposals or (iii) as otherwise determined by the Chairman of the general meeting in his sole and absolute discretion (the “Adjournment Proposal”).

The Company also held a separate meeting of its Class A shareholders at 10:00 am on April 29, 2024 (the “Class Meeting”) to vote upon the following proposal:

●	A proposal, for the purposes of Article 10 of the Memorandum of the Company, by the holders of a majority of not less than two thirds of the votes cast at the Class Meeting by the holders of the Company’s Class A ordinary shares to consent to and approve the variation to the rights of the Company’s Class A ordinary shares as contemplated by the Amendment Proposal (the “Variation in Rights Proposal”). The Amendment Proposal could not be implemented without approval of the Variation in Rights Proposal as well.

The Amendment Proposal and the Variation in Rights Proposal were both approved on April 29, 2024. As a result of the approval of these Proposals, the Company’s Memorandum will be restated in the form of the Second Amended and Restated Memorandum and Articles of Association (the “Amended Memorandum”), a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The Amended Memorandum reflects the removal of the provisions contained in the Memorandum that are applicable to special purpose acquisition companies (“SPACs”), including the requirement to redeem and cancel 100% of the Company’s Public Shares following distribution of the funds held in the Company’s trust account established in connection with the initial public offering (“IPO”). In connection with the implementation of the Amendment Proposal, the Company will be redeeming 90% of the Public Shares and providing each holder their pro rata share of the balance in the Trust Account. For more information on these proposals, please refer to the Company’s proxy statement dated March 28, 2024 (the “Proxy Statement”).

The form of the Amended Memorandum is filed as Exhibit 3.1 hereto and will be filed with the Cayman Islands Registrar of Companies but was effective upon the approval by shareholders. It is anticipated that the liquidation of the trust account and related redemption will be effective as of May 23, 2024,subject to notice and/or approval by DTC and FINRA.

The foregoing descriptions of the Amendment Proposal and the Variation in Rights Proposal are qualified in their entirety by the full text of the Amended Memorandum which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 above is incorporated into this Item 5.07 by reference.

As of March 22, 2024, the record date for the General Meeting, there were 7,869,236 ordinary shares issued and outstanding on the record date, including (i) 7,794,236 Class A ordinary shares and (ii) 75,000 Class B ordinary shares entitled to vote at the General Meeting. At the General Meeting, there were 6,601,408 shares voted by proxy or in person, or approximately 83.9% of the shares issued and outstanding and entitled to vote at the General Meeting; therefore a quorum was present.

Shareholders voted to approve the Amendment Proposal. The proposal received the following final voting results:

FOR	AGAINST	ABSTAIN
6,483,784	117,624	0

The Adjournment Proposal was not presented to the shareholders because (as disclosed in the Proxy Statement) there were sufficient votes to approve the Amendment Proposal.

As of the record date, there were 7,794,236 Class A ordinary shares that were outstanding and entitled to vote at the Class Meeting. At the Class Meeting, there were 6,601,408 Class A ordinary shares voted by proxy or in person, or approximately 84.7% of the shares issued and outstanding and entitled to vote at the Class Meeting; therefore a quorum was present.

Class A shareholders voted to approve the Variation in Rights Proposal. The proposal received the following final voting results:

FOR	AGAINST	ABSTAIN
6,483,784	117,624	0

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Second Amended and Restated Memorandum and Articles of Association
Exhibit 104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTH CH ACQUISITION CO.

	By:	/s/ Byron Roth
		Name:	Byron Roth
		Title:	Co- Chief Executive Officer

Dated: May 3, 2024

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